Exhibit 23.1

CONSENT OF WIPFLI ULLRICH BERTELSON LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ARI Network Services, Inc. 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan of our report dated September 19, 2003, with respect to the financial statements and schedules of ARI Network Services, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2003, filed with the Securities and Exchange Commission.

/s/ Wipfli Ullrich Bertelson LLP

Milwaukee, Wisconsin

October 29, 2003